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                                  Exhibit 99.1


                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Sterling Financial Corporation and Subsidiaries
Lancaster, Pennsylvania

We have audited the accompanying consolidated balance sheets of STERLING FINANCIAL CORPORATION and SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the 1999 and 1998 financial statements of Hanover Bancorp, Inc., or the 1998 financial statements of Northeast Bancorp, Inc., which combined statements reflect total assets constituting 32.2% as of December 31, 1999 of the related consolidated financial statement totals, and combined net interest income constituting 30.1% and 37.6% in 1999 and 1998 respectively, of the related consolidated financial statement totals for each of the two years in the period ended December 31, 1999. Those statements were audited by other auditors whose reports have been furnished to us, and in our opinion, insofar as it relates to the amounts included for Hanover Bancorp, Inc. and Northeast Bancorp, Inc. for the respective years noted, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sterling Financial Corporation and Subsidiaries at December 31, 1999 and 1998 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

                                              /s/ Trout, Ebersole & Groff, LLP

                                                  Trout, Ebersole & Groff, LLP
                                                  Certified Public Accountants


January 20, 2000 except for Note 26
as to which the date is January 25, 2000
Lancaster, Pennsylvania